EMPLOYMENT AGREEMENT
                            --------------------

          THIS EMPLOYMENT AGREEMENT, dated as of July 14, 2000 (this "Agreement"), by and between theglobe.com, inc., a Delaware corporation (the "Employer"), and Charles Peck (the "Executive").

          WHEREAS, the Executive represents that he possesses skills, experience and knowledge that are of value to the Employer; and

          WHEREAS, the Employer desires to enlist the services and employment of the Executive on behalf of the Employer and the Executive is willing to render such services on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1. Employment Term. Subject to the terms and provisions of this Agreement, the Employer hereby agrees to employ the Executive, and Executive hereby agrees to be employed by the Employer, for the period commencing on the date of this Agreement and ending on the fourth anniversary of the date of this Agreement, unless terminated sooner as hereinafter provided (the "Employment Term").

          2. Duties. During the Employment Term the Executive shall serve as Chief Executive Officer of the Employer and shall perform such duties, services and responsibilities consistent therewith as determined from time to time by the Board of Directors (the "Board") of the Employer. In performing such duties hereunder, the Executive will report directly to the Board. The Employer will include the Executive in its class of directors nominated for election to the Board at the Employer's next annual meeting of stockholders during the Employment Term and at each annual meeting thereafter during the Employment Term and will use its reasonable best efforts to cause the Executive to be elected to the Board at each such meeting.

          The Executive shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Employer. The Executive will not, without the prior written approval of the Board (a) engage in any other business activity, or corporate, civic or charitable activity which would interfere with the performance of his duties as an executive of the Employer, is in violation of written Employer policies, is in violation of applicable law, or would create a conflict of interest with respect to the Executive's obligations as an executive of the Employer, (b) deliver lectures or fulfill speaking engagements unless such lectures or speaking engagements do not interfere with the Executive's day-to-day operation of the Employer or otherwise with the performance of his duties hereunder, or (c) teach at educational institutions.

          3. Compensation. In full consideration of the performance by the Executive of the Executive's obligations during the Employment Term (including any services by the Executive as an officer, director, executive or member of any committee of the Employer or any subsidiary or affiliate of the Employer, or otherwise on behalf of Employer, including public appearances or the use of the Executive's photograph or likeness), the Executive shall be compensated as follows:

          (a) The Executive shall receive a base salary (the "Base Salary" at an annual rate of $325,000 year, payable in accordance with the normal payroll practices of the Employer then in effect. During the Employment
Term, the Executive will be eligible to receive annual increases in the Base Salary as determined in the sole discretion of the Board.

          (b) The Executive shall be eligible to receive an annual cash bonus for each calendar year during the Employment Term (the "Annual Bonus") in the amounts set forth below based on the achievement of the following performance objectives.

               (i) If the Employer meets the projected annual revenue and expense targets established by the Board for such year (such targets for the calendar years 2000 and 2001 attached hereto as
          Exhibit I), he shall be entitled to receive a cash bonus equal to 25% of his then current Base Salary; or

               (ii) If the Employer exceeds the projected annual revenue target and is below the projected annual expense target established by the Board for such year by 10% and 5% respectively, he shall be entitled to receive a cash bonus equal to 50% of his then current Base Salary; and

               (iii) The Board may, in its sole discretion, provide to the Executive an additional cash bonus which is in excess of an amount equal to 50% of his then current Base Salary.

          The amount of the Annual Bonus shall be pro-rated for any calendar year during the Employment Term in which the Executive is not employed by the Employer for 365 days. Notwithstanding anything in this Section 3(b) to the contrary, the Executive shall receive a guaranteed minimum cash bonus equal to $25,000 in respect of each of the calendar years 2000 and 2001 (each a "Guaranteed Bonus"); it being understood that the amount of any Annual Bonus, if any, earned by the Executive in each of the calendar years 2000 and 2001 shall be reduced by the Guaranteed Bonus corresponding to that year. The Guaranteed Bonus in respect of the calendar year 2000 shall be payable no later than January 31, 2001, and the Guaranteed Bonus in respect of calendar year 2001 shall be payable on the first anniversary of the date of this Agreement. Any Annual Bonus earned by the Executive in the calendar years 2000 and 2001 shall be payable in accordance with the normal payment of bonuses by the Company during each of those years.

          (c) On July 14, 2000 the Employer will grant the Executive options to purchase shares of common stock of the Employer, par value $0.001 per share (the "Shares"), covering the number of Shares, and subject to the terms and conditions, including with respect to vesting, set forth in the forms of Option Agreements attached as Exhibit II and Exhibit III hereto.

          The Executive shall be solely responsible for taxes imposed on the Executive by reason of any compensation and benefits provided under this Agreement and all such compensation and benefits shall be subject to applicable withholding taxes.

          4. Disability. If the Executive is unable, as reasonably determined by the Board of the Employer, to perform his duties, services and responsibilities hereunder by reason of a physical or mental infirmity for a total of 90 calendar days in any twelve-month period during the Employment Term ("Disability"), the Employer shall not be obligated to pay the Executive any Base Salary for any period of absence in excess of such 90 calendar days and, in any case, shall be entitled to terminate the Executive's employment hereunder in accordance with Section 7.

          5. Benefits. In addition to the payments and awards described in
Section 3 of this Agreement, during the period that the Executive is employed by the Employer pursuant to this Agreement, the Executive shall be entitled to employee benefit plans, policies, programs and arrangements, as may be amended from time to time, that are provided to other senior executives of the Employer to the extent the Executive meets the eligibility requirements for any such plan, policy, program or arrangement.

          6. Vacations. During the Employment Term the Executive shall be entitled to 20 paid vacation days in each calendar year in accordance with the Employer's policies in effect from time to time.

          7. Termination. The Executive's employment with the Employer and the Employment Term shall terminate upon the expiration of the Employment Term or upon the earlier occurrence of any of the following events (the date of termination, the "Termination Date"):

          (a) The death of the Executive ("Death").

          (b) The termination of employment by the Employer for Cause upon written notice (the "Cause Notice ") to the Executive specifying the conduct constituting Cause. Termination of employment for "Cause" shall mean termination based on: (i) the Executive's material breach of this Agreement, (ii) conduct by the Executive that is fraudulent or unlawful,
(iii) gross negligence of or willful misconduct by the Executive which discredits or damages the Employer, any of its subsidiaries or affiliates or (iv) repeated failure to perform his duties hereunder and such failure to perform adversely affects the Employer. For all purposes of this Agreement (including the Exhibits hereto), if the Executive's employment is terminated for Cause, the effective date of such termination shall be the date of delivery of the Cause Notice.

          (c) The termination of employment by the Executive for Good Reason. Termination of employment for "Good Reason" shall mean termination by the Executive during the twelve (12) month period immediately following a "Change in Control" (as defined below) following a substantial reduction in the duties and responsibilities the Executive was performing immediately prior to such Change in Control.

For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following:

          (1) An acquisition (other than directly from the Employer) of any voting securities of the Employer (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding Shares or the combined voting power of the Employer's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this paragraph, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Employer or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Employer (for purposes of this definition, a "Majority-Owned Subsidiary"),
(ii) the Employer or its Majority-Owned Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (2) The consummation of:

               (A) A merger, consolidation or reorganization with or into the Employer or in which securities of the Employer are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Employer or in which securities of the Employer are issued where:

                    (i) the stockholders of the Employer, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                    (ii) no Person other than (a) the Employer, (b) any Majority-Owned Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Employer or any Majority-Owned Subsidiary, or (d) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

               (B) A complete liquidation or dissolution of the Employer;
     or

               (C) The sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a Majority-Owned Subsidiary or the distribution to the Employer's stockholders of the stock of a Majority-Owned Subsidiary or any other assets).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Employer which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Employer, and after such share acquisition by the Employer, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          (d) The termination of employment by the Employer for Disability.

          (e) The termination of employment by the Employer other than (i) for Cause, (ii) Disability or (iii) Death.

          In the event of termination of the Executive's employment, for whatever reason (other than Death), the Executive agrees to cooperate with the Employer, its subsidiaries and affiliates and to be reasonably available to the Employer, its subsidiaries and affiliates with respect to continuing and/or future matters arising out of the Executive's employment hereunder or any other relationship with the Employer, its subsidiaries and affiliates, whether such matters are business-related, legal or otherwise.

          8. Termination Payments. If the Executive's employment with the Employer terminates, the Employer's, its subsidiaries' and affiliates' sole obligation hereunder, except as otherwise provided in this Section 8, shall be to pay the Executive (i) any accrued and unpaid Base Salary as of the Termination Date and (ii) an amount equal to such reasonable and necessary business expenses incurred by the Executive in connection with the Executive's employment on behalf of the Employer on or prior to the Termination Date but not previously paid to the Executive (the "Accrued Compensation"). In addition, if the Executive's employment with the Employer terminates pursuant to Section 7(c) or 7(e) hereof, the Employer's, its subsidiaries' and affiliates' sole obligation hereunder shall be, so long as the Executive is not in violation of the covenants contained in Section 10 hereof and provided the Executive has executed a General Release in favor of the Employer at the time of termination, to (i) pay the Accrued Compensation, (ii) continue to pay the Executive the Base Salary (at the rate in effect at the time of termination of employment) through the first anniversary of the Termination Date in bi-weekly installments and (iii) if such termination occurs prior to the first anniversary of the date of this Agreement, pay the Executive an amount equal to $50,000 (less the amount of any Guaranteed Bonus theretofore paid or theretofore payable and unpaid), payable at the time the Employer makes payments of annual bonuses in accordance with past practice. For purposes of this Section 8, the Executive's employment shall not be treated as terminated for so long as he is an employee of the Employer or any of its subsidiaries.

          9. (a) Excise Tax Limitation. (1) In the event it shall be determined that any payment or distribution of any type to or for the benefit of the Executive, by the Employer, any Affiliate of the Employer, any person who acquires ownership or effective control of the Employer or ownership of a substantial portion of the Employer's assets (within the meaning of Section 28OG of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any Affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced (but not below zero) if and to the extent necessary so that no payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Reduced Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Employer to effectuate the foregoing, the Employer shall reduce or eliminate the Total Payments, by first reducing or eliminating the portion of the Total Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

          (b) The determination of whether the Total Payments shall be reduced to the Reduced Payment Amount pursuant to this Agreement and the amount of such Reduced Payment Amount shall be made, at the Employer's expense, by an accounting firm selected by the Executive which is one of the five (5) largest accounting firms in the United States (the "Accounting Firm"). The Accounting Finn shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Employer and the Executive within ten (10) days of the Termination Date, if applicable, or such other time as requested by the Employer or by the Executive (provided the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to the Total Payments, it shall furnish the executive with an opinion reasonably acceptable to the Executive and the Employer that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, the Determination shall be binding, final and conclusive upon the Employer and the Executive.

     10.  Executive Covenants.
          --------------------

          (a) Unauthorized Disclosure. The Executive agrees and understands that in the Executive's position with the Employer, the Executive has been and will be exposed to and receive information relating to the confidential affairs of Dancing Bear Investments, Inc. (the "Investor"), the Employer, their subsidiaries and/or Affiliates (as defined below), including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of Investor, the Employer, their subsidiaries and/or Affiliates and other forms of information considered by Investor or the Employer to be confidential or in the nature of trade secrets (collectively, the "Confidential Information"). Confidential Information shall not include information which is now, or hereafter becomes, through no act or failure to act on the part of Executive (except those performed in the ordinary course of the Employer's business), generally known or available to the public. The Executive agrees that during the Employment Term and thereafter, the Executive will keep the Confidential Information confidential and not disclose such information, either directly or indirectly, except in the ordinary course of performance of the Employer's business, to any third person or entity without the prior written consent of the Chairman of the Board or the Board, unless required to do so by law or court order. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of this Agreement, the Executive will promptly surrender to the Employer all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Executive after the date on which he first performed services for the Employer and is still in the Executive's possession or control. As used herein, "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by, or under common control with such person.

          (b) Non-competition. By and in consideration of the Employer's entering into this Agreement and the Executive's exposure to the Confidential Information, during the Employment Term and thereafter, (i) if the Executive's services are terminated by the Employer with or without Cause or by the Executive pursuant to Section 7(c), until the first anniversary of the Termination Date, or (ii) if the Executive voluntarily terminates his employment with the Employer for any reason (other than pursuant to Section 7(c)), if the Employer terminates the Executive by reason of Disability, or if the Employment Term expires after four (4) years, for up to a period of twelve (12) months following the Termination Date for so long as the Board determines in its sole discretion to continue to pay the Employee the Base Salary, the Executive will not own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or hold the position of shareholder, director, officer, consultant, employee, independent contractor, executive, partner, investor or advisor (whether or not formally appointed) of, any enterprise that engages in any activity that the Employer or any of its subsidiaries is engaged in, or proposes to be engaged in; provided that in no event shall ownership of less than 1% of the outstanding equity securities of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be prohibited by this Section 10(b).

          (c) Non-solicitation. Until the first anniversary of the Termination Date, the Executive shall not interfere with or harm, or intentionally attempt to interfere with or harm, the relationship of the Employer, its subsidiaries and/or Affiliates with, or endeavor to entice away from the Employer, its subsidiaries and/or Affiliates, any person who is an employee, customer or supplier of the Employer, its subsidiaries and/or Affiliates.

          (d) Non-Disparagement. Executive shall not during the Employment Term and thereafter publish or otherwise make any negative or disparaging statements, comments or remarks regarding the Employer or its subsidiaries, Affiliates, or their directors, officers or employees except for non-public statements, comments or remarks made by the Executive in evaluating or reviewing employees of the Employer in the ordinary course of his duties hereunder.

          (e) Remedies. The Executive agrees that any breach of the terms of this Section 10 would result in irreparable injury and damage to Investor and the Employer for which Investor and the Employer would have no adequate remedy at law; the Executive therefore also agrees that, in the event of said breach or any threat of breach, Investor and the Employer shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs (provided, that such fees and expenses shall be awardable only in the event of an adjudication that there was a breach or a legitimate threat of breach), in addition to any other remedies to which Investor or the Employer may be entitled at law or in equity. The terms of this paragraph shall not prevent Investor or the Employer from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive. The Executive, Investor and the Employer further agree that the provisions of the covenant not to compete are reasonable. The Executive hereby acknowledges that due to the global aspects of the Employer's business and competitors it would not be appropriate to include any geographic limitation on this Section 10. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

          The existence of any claim or cause of action by the Executive against the Employer, its subsidiaries and/or affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the covenants contained in this
Section 10.

          11. Proprietary Rights. The Executive agrees that all Intellectual Property (as hereinafter defined) which is or was at any time made or conceived by the Executive, acting alone or in conjunction with others, is and shall be the property of the Employer since its inception, free of any reserved or other rights of any kind on the Executive's part and the Executive hereby assigns to the Employer all of his right, title and interest in and to any such Intellectual Property. During the Employment Term and thereafter, the Executive shall promptly make full disclosure of any such Intellectual Property to the Employer and do all reasonable acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Employer to be necessary or desirable at any time in order to effect the full assignment to the Employer of the Executive's right and title, if any, to such Intellectual Property and to protect the Employer's interests in such Intellectual Property. For purposes of this Agreement, "Intellectual Property" means any discovery, development, program, concept, idea, process or improvement, whether or not patentable, patent, patent application, copyright, copyright registration, license, trademark or trade name, service mark or service name, trade secret or other intellectual property rights, in each case, made prior to or during the Employment Term.

          12. Representation. The Executive expressly represents and warrants to the Employer that he is not a party to any contract, agreement or otherwise obligated, and is not subject to any rules or regulations, whether governmentally imposed or otherwise, which restricts in any way his ability to fully perform his duties and responsibilities under this Agreement.

          13. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by any other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party to enforce each and every provision in accordance with its terms.

          14. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery, reputable overnight carriers, or by registered or certified mail, postage prepaid, return receipt requested.

          If delivered to the Executive, to:

          ---------------------

          ---------------------

          ---------------------


          15. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Executive shall not assign all or any portion of this Agreement without the prior written consent of the Employer.

          16. Entire Ageement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.

          17. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

          18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the principles of conflict of laws. For purposes of
Section 10 hereof, each of the parties to this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Southern District of the State of New York for any action, claim or proceeding arising out of or relating to this Agreement (and agrees not to commence any action, claim or proceeding relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any action, claim or proceeding brought against it in any such court. For purposes of Section 10 hereof, each of the parties to this Agreement hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, claim or proceeding arising out of this Agreement in the courts of the State of New York or the courts of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, claim or proceeding brought in any such court has been brought in an inconvenient forum. For purposes of Section 10 hereof, each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any action, claim or proceeding arising out of or relating to Section 10 hereof.

          19. Resolutions of Disputes. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement or the breach thereof, other than, at the option of Employer, Section 10, the parties agree that such dispute shall be resolved by final and binding arbitration in New York, New York, in accordance with the rules and procedures of the American Arbitration Association ("AAA") and in accordance with the AAA's National Rules for the expedited resolution of employment disputes. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including, but not limited to, reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid as determined by the arbitrator in such arbitration.

          20. Modifications and Waivers. No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

          21. Headings. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          22. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                (remainder of page left intentionally blank)

          IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by authority of its Board of Directors, and the Executive has hereunto set his hand, on the day and year first above written.

                                              Employer:
                                              --------

                                              theglobe.com, inc.

                                              By: /s/ Dean Daniels
                                                 -------------------------
                                                 Name: Dean Daniels
                                                 Title: Pres., COO







                                              Executive:
                                              ---------

                                              /s/ Charles M. Peck
                                              -------------------------
                                              Name: Charles M. Peck